As filed  with  the  Securities  and  Exchange Commission  on November __, 2001
                                                  Registration  No.  ________
        -----------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549
                       ----------------------------------
                                  FORM SB-2

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                    ---------------------------------------
                              VX TECHNOLOGIES, INC.
                        (Name of issuer in its charter)


DELAWARE                           4955 or 4953                 11-3480027
(State or other jurisdiction     (Primary Standard Industrial     (I.R.S.
of  incorporation                    Classification Code)         Employer
or  organization)                                               Identification)



1420 Renaissance, Suite 307                        LAWRENCE C. KELLY, PRESIDENT
Park Ridge, IL 60068                               1420 Renaissance, Suite 307
(847) 699-9870                                     Park Ridge, IL 60068
(Address  and  telephone  number                   (847) 699-9870
of  registrant's  principal  executive             (Name, address and telephone
offices  and  principal place of business)          number of agent for service)

                        ------------------------------------
                                   Copies to:
                             IRVING ROTHSTEIN, ESQ.
                          Heller, Horowitz & Feit, P.C.
                               292 Madison Avenue
                            New York, New York 10017
                            Telephone: (212) 685-7600


Approximate date of commencement of proposed sale to public: At the discretion of the selling stockholders.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

---------------------------   ------------------  --------------------------  ----------------------  -------------------
Title of each class of          Amount to be          Proposed maximum          Proposed maximum         Amount of
securities to be registered     registered            offering price per        aggregate offering     registration fee
                                                      security(1)               price (1)
---------------------------   ------------------  --------------------------  ----------------------  -------------------
Common stock, par value
$0.00001                         12,164,906               $.35 (2)                 $4,257,717.10         $ 1,064.43
---------------------------   ------------------  --------------------------  ----------------------  -------------------

Total                            12,164,906                                        $4,257,717.10         $ 1,064.43
---------------------------   ------------------  --------------------------  ----------------------  -------------------

 (1)     Estimated  solely  for the purpose of calculating the registration fee.
 (2)     Based  upon  the  price  of  a  recent  private  offering.


THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                SUBJECT TO COMPLETION DATED, NOVEMBER ___, 2001

                                -----------------
                              VX TECHNOLOGIES, INC.
                             ----------------------

                        12,164,906 shares of common stock


          This prospectus covers 12,164,906 shares of the common stock of VX Technologies, Inc. The common stock offered here is already outstanding and will be sold solely by the selling stockholders.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. PLEASE READ THE "RISK FACTORS" BEGINNING ON PAGE 2.

          There is presently no public market for our securities. We intend to apply for a listing on the OTC:BB.

                        _________________________________

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          Our principal executive offices are located at 1420 Renaissance, Suite 307, Park Ridge, Illinois 60068. Our telephone number is (847)699-9870.


                      The date of the prospectus is ___, 2001.

                               RISK FACTORS

     You should carefully consider the following facts and other information in this prospectus before deciding to invest in the shares.

                        RISKS RELATING TO OUR VIABILITY

SINCE  WE  HAVE  ONLY  A  LIMITED  OPERATING HISTORY, IT IS DIFFICULT FOR YOU TO
EVALUATE  IF  WE  ARE  A  GOOD  INVESTMENT

        We have only conducted business operations since 1997 when our subsidiary, Spent Lamp Recycling Technology, Inc. was founded. Accordingly, we have only a limited operating history, and we face all of the risks and uncertainties encountered by early-stage companies. Thus, our prospects must be considered in light of the risks, expenses and difficulties associated with a development stage company. In sum, because of our limited history and the youth and inherent risks of our industry, predictions of our future performance are very difficult.

WE HAVE INCURRED SUBSTANTIAL LOSSES AND ANTICIPATE EVEN MORE LOSSES IN THE FUTURE WHICH MAY CAUSE US TO BECOME INSOLVENT

       Since commencing our business operations we have not attained profitability. Our operations are subject to numerous problems, delays, expenses and difficulties typically associated with the development of a new business, many of which may be beyond our control. These include, but are not limited to, unanticipated problems and delays in relation to the expansion of our operations, which recently commenced. We had a loss of $165,655 in the year ended March 31, 2000 on revenues of $307,984. We will have to expand our business significantly to become profitable. There can be no assurance that we will successfully complete the transition from our present state to profitability or if such transition is successful, that we will be able to maintain profitability.

WE NEED SUBSTANTIAL ADDITIONAL FINANCING OR WE MAY HAVE TO CURTAIL OPERATIONSNEED SUBSTANTIAL ADDITIONAL FINANCING OR WE MAY HAVE TO CURTAIL OPERATIONS

          Our capital requirements relating to further develop and expand our business will continue to be significant. We hope to add a new recycling truck every three to four months. We are dependent on the proceeds of future financing in order to continue to expand new business. There can be no assurance that we will be able to raise the substantial additional capital resources necessary to permit us to pursue our business plan. We have no current arrangements with respect to, or sources of, additional financing and there can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on us, such as requiring us to significantly modify our expansion efforts.

                      RISKS RELATING TO OUR BUSINESS PLAN

WE  RELY  HEAVILY  ON  SENIOR  MANAGEMENT

     The success of our business will continue to be highly dependent upon key members of senior management. The loss of services of one or more of such employees, particularly Laurence C. Kelly, our president could have a material adverse effect on our results. While we currently have an employment agreement with Mr. Kelly, there is no guarantee that we could find adequate replacement at a reasonable cost should he cease to be employed by us.

OUR  TECHNOLOGY  MAY  NOT  GAIN  ACCEPTANCE  AMONG  POTENTIAL  CUSTOMERS

     Our future success is largely dependent upon commercial acceptance of our specialized recycling services. While we believe that the market for fluorescent bulb recycling is vast, our small size and lack of a proven track record may make sales to large waste management companies difficult. Sales of our services depend on a number of factors, including the influence of market competition from products or services that might be developed in the future, technological changes in the recycling market and our ability to deliver services on a prompt and reliable basis while avoiding any accidents, which might impair our reputation. Moreover, the introduction of competitive services may reasonably be anticipated, particularly if the demand for our services is great.

IN  ORDER  TO GROW AND REACH PROFITABILITY, WE NEED TO HIRE ADDITIONAL PERSONNEL

     We are in the process of expanding operations and hiring additional personnel. However, the timing of these hires will be governed, in large part, by our ability to locate suitable personnel on suitable terms. No assurance can be given that we will be successful in these efforts.

OUR  PATENT  MAY  NOT  PROTECT  US FROM INFRINGEMENT AND/OR COULD BE STRUCK DOWN

     We rely on a patent to protect our technological recycling process. However, it is possible that in the event a competitor copies our technology (or some part of it) that such patent could be determined by the courts to not afford us meaningful protection against infringement. It is also possible that such patent could be found to infringe upon patents held by others.

WE ARE SUBJECT TO INTENSE COMPETITION FROM OTHER ESTABLISHED COMPANIES OFFERING ALTERNATIVE LEGAL METHODS OF PROVIDING MERCURY DISPOSAL SERVICES

     Our operations are and will continue to be subject to competition from other methods for the disposal of lamps and other products containing mercury. We believe that we can compete based on the convenience of our service, price and our full compliance with both OSHA and EPA regulations. However, our competitors generally have greater resources than us, and greater name recognition within the waste management industry. In addition, other companies may develop other means for removing mercury vapor from fluorescent lamps, which fully comply with OSHA and EPA regulations, or alternative means of lighting may be developed which will result in reduced use of fluorescent lamps. Many of our competitors will likely have greater resources and name recognition than us.

CURRENT LAWS REQUIRING THE SAFE DISPOSAL OF MERCURY COULD BE DISCONTINUED OR MODIFIED TO LIMIT THE COMMERCIAL VALUE OF OUR TECHNOLOGY

Our success is entirely dependant upon the continued regulation of landfill deposit of items containing mercury vapors, including fluorescent lamps. If those regulations were to be discontinued or modified or if our process were found not to comply with those regulations, we may not be able to continue viable operations. A bill has been proposed in the New York State Senate that, if enacted, would effectively ban the use of fluorescent lamps in New York State until such time as manufacturers develop techniques to manufacture such lamps without mercury. At present fluorescent lamps cannot be manufactured without the use of mercury. The impact of future legislation or regulations is impossible to predict.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          Some of the statements under "Risk factors," "Plan of operations," "Business" and elsewhere in this prospectus are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions and other statements contained in this prospectus that are not statements of historical fact. You can identify these statements by words such as "may," "will," "should," "estimates," "plans," "expects," "believes," "intends" and similar expressions. We cannot guarantee future results, levels of activity, performance or achievements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include those discussed in "Risk factors" and elsewhere in this prospectus. You are cautioned not to place undue reliance on any forward-looking statements.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

          The following selected financial data for the years ended March 31, 2001 and 2000 and for the three-month periods ending June 30, 2001 and June 30, 2000 is derived from our financial statements included in this prospectus.

          The following data should be read in conjunction with our financial statements and those of our predecessor.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                     Three Months Ended June 30,   Years Ended March 31,
                                      ------------------------- ------------------------
                                          2001         2000         2001         2000
                                      ------------  ----------- -----------  -----------
                                      (Unaudited)   (Unaudited)

Revenues                               $103,317      $55,722     $307,984     $243,035

Cost of revenues                         69,097       45,942       210,187      158,697
                                      ------------  -----------  -----------  -----------
Gross profit                             34,220        9,780       97,797       84,338
                                      ------------  -----------  -----------  -----------
Operating expenses
  Selling, general and administrative   137,940       27,347       263,452      399,977
  Interest                                3,275           -            -            -
                                      ------------  -----------  -----------  -----------

Total operating expenses                141,215       27,347       263,452      399,977
                                      ------------  -----------  -----------  -----------

Loss from operations                  $(106,995)    $(17,567)   $(165,655)   $(315,639)
                                      ============  ===========  ===========  ===========

Net loss per common share               $(.0098)     $(.0039)     $(.0315)     $(.0701)
                                      ============  ===========  ===========  ===========
Weighted - average common shares
Outstanding                            10,927,721    4,500,000    5,259,726    4,500,000
                                      ============  ===========  ===========  ===========

                          CONSOLIDATED BALANCE SHEETS

                                                              June 30,   March 31,
                                                               2001        2001
                                                             ---------  ----------
                                                            (Unaudited)
ASSETS

Current Assets
   Cash                                                      $ 226,153  $    7,164
   Accounts receivable                                          62,430      49,654
   Due from shareholder                                        117,248           -
   Prepaid expenses and other current assets                     1,500       2,240
                                                             ---------  ----------
 Total current assets                                          407,331      59,058
                                                             ---------  ----------
Property and equipment, at cost, less accumulated
   depreciation of $59,351 and $55,298 as of June 30, 2001
   and March 31, 2001, respectively                             51,759      55,812
                                                             ---------  ----------
Other Assets
   Patents, at cost, less accumulated amortization
      of $8,391 and $5,594 as of June 30, 2001
      and March 31, 2001, respectively                         203,916     195,762
   Trademark, at cost, less accumulated amortization
      of $1,890 and $1,620 as of June 30, 2001
      and March 31, 2001, respectively                           3,510       3,780
   Deposits                                                     42,100       2,500
   Deferred offering costs                                           -       1,887
                                                             ---------  ----------
 Total other assets                                            249,526     203,929
                                                             ---------  ----------
 Total assets                                                $ 708,616  $  318,799
                                                             =========  ==========

                               CONSOLIDATED BALANCE SHEETS

                                                                 June 30,     March 31,
                                                                   2001         2001
                                                                -----------  -----------
                                                                (Unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
   Accounts payable and accrued expenses                        $   96,072   $  213,502
   Loan payable - shareholder                                            -       60,999
   Notes payable                                                         -       33,500
   Private placement deposit                                             -        5,000
                                                                -----------  -----------
 Total current liabilities                                          96,072      313,001
                                                                -----------  -----------
Commitments and contingencies

Shareholders' Equity
   Common stock, $0.00001 par value; authorized 30,000,000
      shares; issued and outstanding 12,164,906 and 9,200,000
      shares as of June 30, 2001 and March 31, 2001,
      respectively                                                     122           92
   Additional paid-in capital                                    1,572,122      858,411
   Deficit                                                        (959,700)    (852,705)
                                                                -----------  -----------
 Total shareholders' equity                                        612,544        5,798
                                                                -----------  -----------
 Total liabilities and shareholders' equity                     $  708,616   $  318,799
                                                                ===========  ===========

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The following discussion includes forward-looking statements with respect to our future financial performance. These forward-looking statements are subject to various risks and uncertainties, including the factors described in the section titled Risk factors and elsewhere in this prospectus, that could cause actual results to differ materially from historical results or those currently anticipated.

OVERVIEW

We were initially formed on March 17, 1999. We were formed for the purpose of developing and marketing software for the safeguarding. During the development process of our proposed product, we discovered that competing products had beaten us to market. After review of the marketplace, management determined that it would not be in the best interests of our stockholders to pursue activity in this area. Accordingly, management ceased operations while exploring opportunities for entering into other business ventures.

In July 2001, we were essentially a shell corporation with minimal assets and no liabilities. Management was presented with the opportunity to acquire DFR Associates I, Inc. through an exchange of stock. DFR Associates I, Inc. was engaged in the business of recycling and disposal of mercury. As part of the merger with DFR Associates I, Inc., we changed our name to VX Technologies, Inc., a name which management feels is more reflective of the industry in which we operate.

RESULTS  OF  OPERATIONS

Fiscal  year  ended  March  31,  2001  vs.  fiscal  year  ended  March 31, 2000.

REVENUES.

Revenues increased by $64,949, or 27% from $243,035 in the fiscal year ended March 31, 2000 to $307,984 in the fiscal year ended March 31, 2001. The increase in revenue resulted from additional contracts.

COST  OF  REVENUES.

Cost of revenues increased from $158,697 in the fiscal year ended March 31, 2000 to $210,187 in the fiscal year ended March 31, 2000. The increase was a direct result of higher revenues. Cost of revenues increased as a percent of revenues from 65.30% in 2000 to 68.25% in 2001.

SELLING,  GENERAL  AND  ADMINISTRATIVE  EXPENSES.

Selling, general and administrative expenses decreased from $399,977, or 1657% of revenues, in the fiscal year ended March 31, 2000 to $263,452, or 86% of revenues, in the fiscal year ended March 31, 2001.

DISCUSSION  OF  OPERATIONS

We have entered into a Purchase of Service Agreement (the "Rumpke Agreement") with several subsidiaries of The Rumpke Consolidated Companies ("Rumpke").

Rumpke is a regional solid waste management company with operations in several mid-western states. The Rumpke Agreement is for an initial five-year term with one-year renewals thereafter and prohibits us from entering into similar agreements for our services within 60 miles of any hauling area within Rumpke's operating area of Ohio, Kentucky and Indiana.

Since we have only one truck, which presently services customers in the greater Chicago area, we were required to purchase at least three additional trucks to meet our obligations under the Rumpke Agreement. The approximate cost of a fully equipped truck is $160,000. We do not currently have any arrangements to finance the costs of our trucks and are using the proceeds of our April and May 2001 private placement offerings plus either additional funding or internally generated cash to fulfill our commitments under the Rumpke Agreement. The outfitting and placement of those trucks into service for the fulfillment of the Rumpke Agreement over the next 12 months will be the first step in effecting our 5 year growth plan described more fully later in the Business section of this prospectus.

LIQUIDITY

          As of June 30, 2001 we had $226,153 cash on hand. We currently require approximately $30,000 per month to fund operations. Assuming there are no unusual or unforeseen expenses, we should have sufficient cash for at least the next 12 months. We intend to satisfy our liquidity requirements from the proceeds of sales of our securities or our achieving profitability. While we currently have no specific plans or agreements to raise additional funds, we do plan to raise funds in the next 12 months through the sale of securities and we can offer no assurance that any such effort would be successful. Our primary uses of cash are to fund operations as well as procure and equip additional processing trucks. In the event we are unable to generate additional cash flow, we will not be able to outfit and place additional processing trucks into service. While these steps will have the effect of temporarily halting our growth, they may be necessary to allow us to survive a period of poor cash flow.

EFFECT  OF  RECENT  ACCOUNTING  PRONOUNCEMENTS

          In  June  1998,  the  Financial  Accounting  Standards  Board  issued
Statement  of  Financial   Accounting   Standards  No.  133,   "Accounting  for
Derivative Instruments and Hedging Activities," which requires companies to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. We do not presently enter into any transactions involving derivative financial instruments and, accordingly, we do not anticipate the new standard will have any effect on our financial statements.

                                 USE OF PROCEEDS

          We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders; rather, proceeds from sales of the shares registered here will go to the selling stockholder.

                                    BUSINESS

INTRODUCTION

VX Technologies, Inc. is engaged in processing spent fluorescent lamps into non-toxic components, glass, brass and copper, and removing the toxic mercury vapor. The disposal of spent fluorescent lamps from commercial buildings has been federally regulated since January 6, 2000 in that spent fluorescent lamps can no longer be disposed of in landfills. We hold an exclusive world wide royalty free license to a patent on a process for removing the mercury vapor from spent fluorescent lamps permitting the disposal of the remaining components, other than mercury, in regular landfills or the resale of the components for reuse in other industrial processes. According to the United States Environmental Protection Agency's United States Energy Star Program, Greenlights (a US Government program) and the Lighting Research Center of the Rensselaer Polytechnic Institute in Troy, NY, between 800,000,000 and 1,000,000,000 fluorescent lamps are disposed of each year. We believe that the restrictions on disposal of fluorescent lamps by commercial buildings will be extended to residential users in the next few years.

     The patented process is performed on a truck that visits lamp collection sites with several feeder trucks also collecting spent fluorescent lamps. Our process is unique in that it minimizes the need to transport the spent lamps and thus minimizing the additional risks incurred during travel. We believe that our patent process is the only system for disposing of spent fluorescent lamps that complies with all currently applicable environmental and OSHA regulations. We have equipped one truck with the machinery necessary to perform our patented process through which the mercury vapor is removed from the spent fluorescent lamp and the remaining components, consisting of brass, copper and glass are ground, separated and resold.

     The mobile mercury vapor extraction unit uses a hydraulic processor and vacuum air principle, which moves the mercury vapor to an activated carbon filter media and captures it in the form of a mercury sulfate. Testing of this media has consistently demonstrated no toxic characteristics (TLCP Mercury) either in water or acid.

     While the lamps are being processed, and for five to seven minutes after processing, a mercury vapor monitoring device is used to continuously monitor for vapor at multiple points in the unit. This data is recorded manually and also in the data logger which can be downloaded at any time to an onboard laptop computer. Both the manual log and the data logger record data in mg/m3 and also denote date, time and company account number. Readings have consistently been below detection limits.

     After the extraction of mercury vapor, the glass and aluminum ends are transferred from the processor to our facility. The end product consisting of glass and aluminum has been tested on numerous occasions and has shown mercury concentrations below detection levels. American Environmental Analytical Corp. has conducted the testing using current USEPA protocol.

     The phosphorous dust is captured in a particulate filter in two sections of the unit, at the effluent side of the processor and at the effluent side of the redundant secondary charcoal filter.

     Although phosphorus dust is not a regulated substance, we have performed TCLP mercury testing on this dust and it has consistently demonstrated concentrations below detection levels. We have determined that the dust filters can be wash and reused. The frequency of dust filter changes is dictated by the amount of processing being performed, approximately every 5,000 lamps. The glass and metal ends are then separated. During the separation process, the glass is sized and prepared for shipment to the end users. The metal ends are sold to smelting facilities that specialize recycling nonferrous metals. The captured mercury vapor is absorbed in the carbon filter media in the form of a mercury sulfate. This media does not demonstrate hazardous characteristics (TCLP Mercury). The non-hazardous spent media is sent to licensed retort facilities from our mobile unit.

     Transportation of these materials is done under a standard "Bill of Lading" for USDOT purposes. Although our filters will hold approximately twenty pounds of mercury sulfate, which equates to about six hundred thousand lamps without demonstrating breakthrough, our QA/QC calls for changing the media at three hundred thousand lamps.

     When not performing demonstrations for potential sub-licensees, the truck has generated revenues of approximately $25,000 per week. We have successfully demonstrated the patented process to potential customers, and are using the proceeds of an April 2001 and a May 2001 private offering to acquire three to four additional trucks and lease additional feeder trucks. We believe that the market for our services greatly exceeds our capacity to provide recycling services and those additional trucks will realize similar results. We are currently initiating efforts to sub-license the patented process to large waste management companies in an effort to realize licensing revenues.

INDUSTRY  OVERVIEW

As a result of Federal Regulations, effective January 6, 2000, many of the 800,000,000 to 1,000,000,000 fluorescent bulbs discarded each year (those from commercial buildings) were removed from the non-hazardous solid waste sector. However, building managers still look to their regular carting company to dispose of their spent fluorescent lamps. By disposing of the fluorescent lamps, we provide a valuable service to these companies by allowing them to continue to service all their regular customer's other needs.

In recent years there has been a trend toward rapid consolidation in the solid waste collection industry, which has historically been characterized by numerous small companies. We believe that this trend will continue as a result of the following factor.

* SUBTITLE D REGULATION. Subtitle D of the Resource Conservation and Recovery Act of 1976, as currently in effect, and similar state regulations have significantly increased the amount of capital, technical expertise, operating costs and financial assurance obligations required to own and operate a landfill and other solid waste facilities. Many of the smaller participants in the solid waste management industry have found these costs difficult, if not impossible, to bear. Large publicly owned companies have greater access to capital, and a lower cost of capital, necessary to finance such increased capital expenditures and costs relative to many of the smaller privately-owned companies in the industry. Additionally, the required permits for landfill development, expansion or construction have become more difficult to acquire. Consequently, many smaller, independent operators have decided to either close their operations or sell them to larger operators with greater access to capital.
As a result of this factor, the growing concentration in the solid waste management industry is likely to continue and our strategies are consistent with these industry trends.

INITIAL  MARKETING  STRATEGY

Our initial marketing strategy is to selectively target solid waste management operators in an effort to obtain contracts to dispose of their waste containing mercury. Fluorescent lamps are the principal waste item containing mercury vapor, but mercury vapor is also found in computer components including cathode ray tubes ("CRTs"), which are found in computer monitors and other items.

We have used our one truck for both collection and for demonstrating our removal process to large solid waste management companies. While demonstrations reduce revenues since no revenue is realized for those periods, we believe that these demonstrations are critical to our future growth.

As a result of these demonstration efforts, we have entered into a Purchase of Service Agreement (the "Rumpke Agreement") with several subsidiaries of The Rumpke Consolidated Companies ("Rumpke"). Rumpke is a regional solid waste management company with operations in several mid-western states. The Rumpke Agreement is for an initial five-year term with one-year renewals thereafter and prohibits us from entering into similar agreements for our services within 60 miles of any hauling area within Rumpke's operating area of Ohio, Kentucky and Indiana. The Rumpke Agreement provides that we will be paid according to a schedule for items which it receives for recycling with the prices ranging from $.36 for fluorescent tubes under four feet, $.54 for fluorescent tubes four feet and over and $7.00 for CRT's. Since we have only one truck, which presently services customers in the greater Chicago area, we were required to purchase at least three additional trucks to meet our obligations under the Rumpke Agreement. The approximate cost of a fully equipped truck is $160,000. We do not currently have any arrangements to finance the costs of our trucks and are using the proceeds of our April and May 2001 private placement offerings plus either additional funding or internally generated cash to fulfill our commitments under the Rumpke Agreement.

Our management has developed a plan to target various large regional solid waste management or recycling operators over the next five years. We believe that the Rumpke Agreement will give us an opportunity to demonstrate our ability to operate on a large-scale commercial basis and thereby enable us to obtain contracts from other large-scale commercial operators. Management's goal is for us to target at least one additional large regional waste management company over each of the next five years. The goal is to allow us to grow primarily from internally generated funds and from the proceeds of a series of private placements to be conducted after our stock is trading on the OTCBB. No assurance is given that we will be able to accomplish these goals.

PATENT  APPLICATION  AND  PRODUCT  PROTECTION

We rely on a patent for our process for removal of mercury vapors in the recycling process. The patent was obtained by Laurence C. Kelly and assigned by him to MAG Patent Inc., an Illinois corporation that Mr. Kelly owns. The patent was originally licensed to us and in September 2000, the patent was assigned by Mag Patent Inc to us. The grant of a patent does not ensure that the patent will be upheld in any litigation against any purported infringer upon the patent nor does it ensure that the patent will not be held to infringe upon patents held by others. The patent has not been tested in any litigation.

COMPETITION

We have limited resources and will face competition from entities with much greater resources and established name recognition. We seek to compete through the convenience of our process, lower cost and reduced liability as the mercury vapor is removed on-site rather than being subject to risk of leakage during transportation. We will also seek to compete by entering into medium to long term exclusive contracts with large regional waste management companies in an effort to reduce the short-term impact of competitive pressures.

EMPLOYEES

          We currently have seven full time employees of whom four are executives, one is engaged in sales and marketing activities and two are involved in the operation of our mercury removal truck. Additional financing permitting, we intend to hire up to eight to ten additional employees (approximately two per truck). A number of our employees are represented by a labor union. We believe that relations with our employees are good.

          Our success depends upon the personal efforts of Laurence C. Kelly, our President as well as other key personnel. Our success is also dependent upon our ability to hire and retain additional qualified management, marketing, technical, financial, and other personnel. Competition for qualified personnel is intense. If we do not attract and retain qualified management and other personnel we will be unable to successfully implement our business plan. At present, affordable "key person" insurance is unavailable.

PROPERTIES

          Our facilities are located in approximately 1,500 square feet of leased office space in Park Ridge, Illinois. The lease expires on April 30, 2003 and provides for a monthly rental of approximately $1,483 until expiration. We believe that the space is adequate for our projected needs and that there is suitable office space available at similar costs In the vicinity of our present offices.

LEGAL  PROCEEDINGS

We  are  not  currently  party  to  any  court  proceedings.

                                   MANAGEMENT
OFFICERS  AND  DIRECTORS

Our  officers  and  directors  are  as  follows:

Name                          Age          Position
----                         ---          --------
Laurence  C.  Kelly          57          President  and  a  Director
Carl  Frank,  Esq.           54          CEO  and  a  Director
Frank  J.  Hariton,  Esq.    52          Secretary  and  a  Director
Seymour  Kessler,  D.P.M.    69          Director
Dr.  Eugene  Stricker        67          Director
Frank  Anthony  Contaldo     46          Director


LAURENCE C. KELLY, prior to founding Spent Lamps Recycling Technologies in April, 1997, was the president and managing partner of a nation wide environmental manpower and consulting company, EEMI Consulting, Inc., which specialized in due diligence, quantification and remediation projects across the United States. He has been in the environmental business since 1978. During that time he founded and operated a hazardous waste hauling company, which he sold in 1983. He was a partner in a "Waste to Energy" facility in western Illinois until he sold his interest in 1989 when he formed EEMI Consulting, Inc. In January of 1997 he sold his interest in EEMI Consulting, Inc. to pursue researching, developing and the patenting of what is today known as Spent Lamps Recycling Technologies. He has over 20 years of waste hauling, site remediation and environmental consulting experience. Through the course of his experience in the environmental business he has compiled a working knowledge of regulatory guidelines. Because he was in the business of waste hauling on or about the time the Resource Conservation Recovery Act became law, he has been in a position to track and maintain an ongoing understanding of all aspects of business operations under that and all other relevant regulations. He also has the ability to apply that understanding to the spirit of the new "Universal Waste Rule" pertaining to spent mercury-containing lamps. Mr. Kelly has been President and a Director of VX Technologies, Inc. since our merger with DFR Associates I, Inc. Mr. Kelly formed our predecessor Spent Lamps Recycling Technologies in 1997 and was its president and a director until it merged into us.

CARL J. FRANK, ESQ. spent the last 25 years practicing law in the regulated waste management industry including, litigation and, merger and acquisitions, eleven of which years were as Region Vice President and General Counsel for Waste Management, Inc. Mr. Frank has been a Director of VX Technologies, Inc. since we merged with DFR Associates I, Inc. Mr. Frank has day to day responsibilities in strategic planning, regulatory matters, counseling at all levels of management including budget, staffing and future expansion strategies. He currently maintains a working relationship with major waste management companies. He is a graduate of the Notre Dame Law School and has expertise in environmental business transactions and development. Mr. Frank joined our predecessor in 1998, and was its vice president and a director until it merged into us.

FRANK J. HARITON, ESQ. is an attorney in private practice with offices in White Plains, New York and New York City. He has been engaged in the private practice of law for more than the last five years. He received a B.A. in 1971 and a J.D. in 1974 from Case Western Reserve University. He is also assistant secretary of Vitafort International Corporation (VRFT:OTCBB), a company engaged in developing, marketing and distributing snack foods and low fat and fat free snacks. Since December 1999, Mr. Hariton has been Assistant Secretary of Kushi
Natural Foods Corp., a reporting shell corporation. He was secretary and a Director of our predecessor DFR Associates I, Inc. from its organization until it merged into us, and has been a Director of our company since the merger.

SEYMOUR KESSLER, D.P. M. was a practicing podiatrist until 1984 and has been engaged as an investment banker and been a business consultant for over fifteen years. He is a principal of RKP Capital Partners, LLC. He has served on the boards of numerous private and publicly held institutions and educational institutions and has held majority and minority interests in over 85 partnerships and privately and publicly held companies. Dr. Kessler served as President & CEO of Princeton Dental Management Corp (one of the Nation's first publicly held dental rollups). He served as a board member and major shareholder of four nationally chartered banks, including serving as Vice Chairman of the Board of Peterson Bank from 1980 to 1986. He was Chairman of the Board of First National Bank of Wheaton from 1990 to 1993 and was the Chairman of the Executive and Loan Committees for First National Bank of Lincolnshire from 1986 to 1991. Dr. Kessler served as a Director of Realcorp Realty Inc., a privately held real estate investment company, from 1980 to 1990. Realcorp completed over $600 million of transactions over a 12-year period and specialized in turning around distressed real estate assets. He also served on the Board of Directors of RealShares, Inc., an NASD member firm from 1985 to 1990.

DR. EUGENE STRICKER has been a Director since our merger with DFR Associates I, Inc. Prior to the merger Dr. Stricker was a founder, President and a Director of our predecessor, DFR Associates I, Inc. from its inception until its merger with Spent Lamps Recycling Technologies, whereupon he remained as a Director of DFR Associates, Inc. He has been a partner with Mr. Mark Schindler (a principal shareholder and a former officer and director of our predecessor DFR Associates, Inc.) in Madison Venture Capital II, Inc., a venture capital firm, for more than the past five years. From 1968 until 1991, he held various administrative positions within the New York State Department of Health, including serving as special assistant to the Commissioner. Dr. Stricker is a graduate of the University of Maryland, received his Doctor of Dentistry from Howard University,

Washington, D.C., and received a Masters in Public Health from the University of Michigan at Ann Arbor. He was a Director of Servtex International, Inc. from September 1991 until its merger with Hymedix, Inc. (HYMX:OTCBB) in February 1994. From December 1991 to November 1994 he was a Director of Natural Child
Care, Inc. which merged into Winners All International, Inc. In July 1993, he became a Director of Light Savers USA, Inc. and served until February 1995 when that company was merged into Hospitality World Wide, Inc. Dr. Stricker was a Director and Secretary of Kushi Macrobiotics Corp ("KMC") from May 1994 to October 1996 when it merged with American Phoenix Group, Inc. ("APGI") which later merged with Tal Wireless Networks, Inc. (TALW:OTC). Dr. Stricker is also President and a Director of Kushi Natural Foods Corp., a reporting shell corporation.

FRANK  ANTHONY  CONTALDO  was elected to the Board of Directors in May
2001. Mr. Contaldo has over twenty years experience in business brokerage and financial consulting. He was C.E.O. of Sonoma Financial Corp., a publicly traded consumer lending business (NASDAQ: SONM), from December 1997 to March 2000 and has been managing director of NovaCorp, LLC, a private business development firm since March 2000.

          The Board will also include one additional person proposed by Messrs Kelly and Frank who is reasonably acceptable to the other members of the Board.

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our certificate of incorporation and by-laws currently provide indemnification to our officers or directors to the maximum extent permitted by Delaware law.

COMPENSATION  OF  DIRECTORS

     Directors do not receive any compensation for their service as members of the board of directors.

SECURITY  OWNERSHIP  OF  CERTAIN BENEFICIAL  OWNERS  AND MANAGEMENT

The  following  table  sets forth, as of (effective date), information regarding
                                         ----------------
the beneficial ownership of our common stock based upon the most recent information available to us for each person known by us to own beneficially more than five (5%) percent of our outstanding common stock, each of our officers and directors, who uses our address, and all of our officers and directors as a group.


 Name  and  address                            Amount and Nature
of beneficial owner                            of beneficial owner      Percent of class
----------------------------------------     ---------------------     ---------------------
  RKP Capital Partners, LLC                       2,600,00                21.37%
  980 North Michigan Avenue, Suite 1120
  Chicago, IL 60611

  Dr. Eugene Stricker(1)                           680,000                 5.59%
  c/o Madison Venture Capital II, Inc.
  150 East 58"th Street - 24th Floor
  New York, NY  10022

  Mark Schindler(2)                                450,000                  3.7%
  c/o Madison Venture Capital II, Inc.
  150 East 58th Street - 24th Floor
  New York, NY 10022

  Frank J. Hariton                                 200,000                 1.64%
  1065 Dobbs Ferry Road
  White Plains, NY 10607

  Laurence C. Kelly                              2,125,000                17.46%
  2201 W. Crescent St.
  Park Ridge, IL 60068

  Carl J. Frank(3)                               2,125,000                17.46%
  320 Eastgrove Road
  Riverside, IL 60546

  Seymour Kessler, D.P.M.(4)                     2,600,000                21.37%
  980 North Michigan Avenue - Suite 1120
  Chicago, IL 60611

  Frank Anthony Contaldo(5)                        397,500                 3.27%
  112 North First Avenue
  St Charles, Illinois 60174

  Fusa Management Partnership(6)                   735,293                 6.04%
  c/o Frank Ungari
  1310 North Leavitt
  Chicago, Illinois 60622

  Directors and Officers                         8,527,500                 70.1%
  as a Group   (6 persons)


(1) Includes 50,000 of the 100,000 shares owned by Madison Venture Capital II, Inc., a company owned by Messrs Stricker and Schindler.

(2)     Does  not  include 52,000 shares owned by the Mark Schindler Irrevocable
Trust, of which Mr. Schindler is the trustee and of which he disclaims beneficial ownership; or 50,000 shares owned by Barbara Serota, Mr. Schindler's fianc , of which he disclaims beneficial ownership; or 113,000 shares owned by the SBS Limited Partnership, of which Mr. Schindler is the general partner.

(3) Does not include 20,000 shares owned by Ruth Frank, the wife of Carl Frank to which he disclaims beneficial ownership.

(4) Includes 2,600,000 shares owned by RKP Capital Partners, LLC. Dr. Kessler has shared disposative and voting power with respect to such shares.

(5) Includes 250,000 shares owned by NovaCorp, LLC. Mr. Contaldo has shared voting and dispositive power with respect to such shares. Also includes 147,500 shares subject to a currently exercisable option with an exercise price of $.35 per share which expires in April 2004.

(6) Includes 235,294 shares subject to a currently exercisable option with an exercise price of $.85, which expires in April 2004.



                       EXECUTIVE COMPENSATIONCOMPENSATION

                           SUMMARY COMPENSATION TABLE

Name  and                                           Other            Long-term
Principal  Position     Year       Salary Bonus     Compensation   Compensation
-------------------     ----     --------------     ------------   ------------
None.*

     *No  executive  received  compensation  in  a  prior  period.


     EMPLOYMENT  AGREEMENTS

          We intend to enter into a five-year employment agreement with Mr. Kelly, which will provide for an annual salary of $125,000 and contain non-compete and confidentiality provisions. The agreement will renew for successive one-year terms unless cancelled by us or the employee.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our policy is to obtain all supplies and services on a normal competitive basis, but that, all things being equal, to purchase from affiliated or related entities. All related party transactions must be reviewed by the board of directors to assure that we are not paying higher than fair market arms-length prices.

     On February 25, 1999 we entered into a worldwide (to the extent they exist) royalty free licensing agreement with Mag Patent, Inc. for the patents covering the technology used in its process. Laurence Kelly is the sole owner of Mag Patent, Inc.

     In September 2000, Mr. Kelly caused Mag Patent, Inc., a company that he controls, to transfer the patent for our process to us in exchange for forgiveness of an aggregate of $197,156 of indebtedness of Mr. Kelly and Mag Patent Inc. to us.

     The Company entered into a five year business consulting agreement, dated as of May 1, 2001, with RKP Capital Partners, LLC (a company partly owned by Dr. Kessler), Madison Venture Capital II, Inc. (a company owned by Dr. Eugene Stricker and Mark Schindler), and NovaCorp, LLC (a company partially owned by Mr. Contaldo) which provides for a monthly fee of $1,750 to each of RKP Capital Partners, LLC and Madison Venture Capital II, Inc., a monthly fee of $3,500 to NovaCorp, LLC and for additional fees in the event the Company enters into a merger or other business combination with an entity introduced to the Company by RKP Capital Partners, LLC , Madison Venture Capital II, Inc. or NovaCorp, LLC.

     In May 2001, Mr. Contaldo was issued 147,500 three-year options with an exercise price of $.35 in satisfaction of outstanding consulting fees in the amount of $30,000.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Our by-laws and our certificate of incorporation currently provide indemnification to our officers or directors for the maximum permitted by Delaware law.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.


                     DESCRIPTION OF SECURITIESOF SECURITIES

AUTHORIZED  AND  OUTSTANDING  STOCK

          Our authorized capital stock consists of 30,000,000 shares of common stock, $.00001 par value. As of (effective date), 2001, there were 12,164,906 shares of common stock outstanding, which were held by approximately 119 stockholders of record.

COMMON  STOCKSTOCK

          Subject to legal and contractual restrictions on payment of dividends, none of which currently exist, the holders of common stock are entitled to receive such lawful dividends as may be declared by the board of directors. In the event of our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive all of our remaining assets available for distribution to stockholders after satisfaction of all liabilities and preferences. Holders of our common stock do not have any preemptive, conversion or redemption rights and there are no sinking fund provisions applicable to our common stock. Record holders of our common stock are entitled to vote at all meetings of stockholders and at those meetings are entitled to cast one vote for each share of record that they own on all matters on which stockholders may vote. Stockholders do not have cumulative voting rights in the election of our directors. As a result, the holders of a plurality of the outstanding shares can elect all of our directors, and the holders of the remaining shares are not able to elect any of our directors. All outstanding shares of common stock are fully paid and non-assessable, and all shares of common stock to be offered and sold in this offering will be fully paid and non-assessable.

TRANSFER  AGENT  AND  REGISTRAR

          The stock transfer agent and registrar for our common stock is Executive Registrar and Transfer Agency, Inc., located at 3118 W. Thomas Road, Suite 707, Phoenix, AZ 85017.

DIVIDEND  POLICY

       Under applicable law, dividends may only be paid out of legally available funds as proscribed by a statute, subject to the discretion of the board of directors. In addition, it is currently our policy to retain internally generated funds to support future expansion of our business. Accordingly, even if we do generate earnings, and even if we are not prohibited from paying dividends, we do not currently intend to declare or pay cash dividends on our common stock for the foreseeable future.

SHARES  AVAILABLE  FOR  FUTURE  SALE

       On the date of this prospectus, all 12,164,906 shares included in this prospectus will generally be freely tradable without restriction imposed by, or further registration under, the Securities Act. The above notwithstanding, 11,364,906 of the shares registered hereby are covered by lockup agreements. Pursuant to the terms of these agreements non-management stockholders may only sell up to ten percent of their holdings every three months for the first twelve months after the date of this prospectus. Management stockholders as noted above may not sell any shares for two years following the date of this prospectus, unless such sale is approved by the Board of Directors.

                       PLAN OF DISTRIBUTION

          The sale of the shares of common stock by the selling stockholders may be effected by them from time to time in the over the counter market or in such other public forum where our shares are publicly traded or listed for quotation. These sales may be made in negotiated transactions through the timing of options on the shares, or through a combination of such methods of sale, at fixed prices, which may be charged at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholders may effect such transactions by selling the shares through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for which such broker-dealer may act as agent or to whom they sell as principal, or both. The compensation as to a particular broker-dealer may be in excess of customary compensation.

          The selling stockholders and any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on any sale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.


                        SELLING STOCKHOLDERSSTOCKHOLDERS

          We are registering shares of common stock purchased by investors in our 1999 private placement offerings and shares of common stock owned by our former founders. We are also registering the shares issued to the shareholders of DFR Associates, Inc. in our merger with DFR Associates, Inc.

          Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling stockholders. Each of the selling stockholders, or their transferees, and intermediaries to whom such securities may be sold may be deemed to be an "underwriter" of the common stock offered in this prospectus, as that term is defined under the Securities Act. Each of the selling stockholders, or their transferees, may sell these shares from time to time for his own account in the open market at the prevailing prices, or in individually negotiated transactions at such prices as may be agreed upon. The net proceeds from the sale of these shares by the selling stockholders will inure entirely to their benefit and not to ours.

          These shares may be offered for sale from time to time in regular brokerage transactions in the over-the-counter market, or through brokers or dealers, or in private sales or negotiated transactions, or otherwise, at prices related to the then prevailing market prices. Thus, they may be required to deliver a current prospectus in connection with the offer or sale of their shares. In the absence of a current prospectus, if required, these shares may not be sold publicly without restriction unless held by a non-affiliate for two years, or after one year subject to volume limitations and satisfaction of other conditions. The selling stockholders are hereby advised that Regulation M of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 will be applicable to their sales of these shares. These rules contain various prohibitions against trading by persons interested in a distribution and against so-called "stabilization" activities.

          The selling stockholders, or their transferees, might be deemed to be "underwriters" within the meaning of Section 2(11) of the Act and any profit on the resale of these shares as principal might be deemed to be underwriting discounts and commissions under the Act. Any sale of these shares by selling shareholders, or their transferees, through broker-dealers may cause the broker-dealers to be considered as participating in a distribution and subject to Regulation M promulgated under the Securities Exchange Act of 1934, as amended. If any such transaction were a "distribution" for purposes of Regulation M, then such broker-dealers might be required to cease making a market in our equity securities for either two or nine trading days prior to, and until the completion of, such activity.


LOUIS AMOROSO                             7451 WEST FOREST PRESERVE STREET    CHICAGO , IL 60634              20,000
ANDRESEN LIVING TRUST DATED 3/13/00,      1475 REBECCA DRIVE #302             HOFFMAN ESTATES, IL 60194       20,000
ALAN BANKHALTER                           19 MARGARET AVENUE                  LAWRENCE, NY 11559              20,000
LANE BELSON                               1000 NORTH LAKE SHORE DRIVE, #505   CHICAGO, IL 60611                7,142
TERRENCE W BOYKE JR & TERRENCE W BOYKE SR 4152 NORTH MCVICKLER                CHICAGO, IL 60634               20,000
GEORGE BRIA & KRISTINA BRIA JTWROS        724 HAMILTON CIRCLE                 SCHAUMBURG, IL 60194            40,000
CHAIA BRODERICK                           792 CORNAGA                         FAR ROCKAWAY, NY 11691             800
KEVIN M CAHILL                            175 EAST DELAWARE, #6901            CHICAGO , IL 60611              71,428
LEWIS CALDERON                            2528 E 11TH                         BROOKLYN, NY 11235               1,000
CHAR MITHCHELL FAMILY LTD PARTNERSHIP     1604 CARLISLE CORNER COURT          HENDERSON, NV 89102            142,856
DEOSA CHOLES                              3100 NORTH SHERIDAN AVENUE, #9E     CHICAGO, IL 60657                7,142
ROBERT COLE                               102 INDIAN RIDGE ROAD               LAKE FOREST, IL 60045           14,285
DISCOUNT SURGICAL STOCKINGS               572 BEDFORD AVENUE                  BROOKLYN , NY 11211             20,000
BARRY S ELKES                             1130 HILARY LANE                    HIGHLAND PARK, IL 60035         21,428
MARK S ERLEBACHER                         5036 PINE VALLEY DRIVE              FAYETTEVILLE, NY 13066-9723     28,571
SCOTT FAGAN                               1058 HIGHLAND                       WOODMERE, NY 11598               1,200
SUSAN FELTON                              565 PARK AVENUE, APT 8E             NEW YORK, NY 10021              40,000
FRED FOX                                  3614 RAYMOND AVENUE                 BROOKFIELD, IL 60513            20,000
CARL J FRANK                              320 EASTGROVE ROAD                  RIVERSIDE , IL 60546         2,125,000
RUTH A FRANK                              320 EASTGROVE ROAD                  RIVERSIDE, IL 60546             20,000
FS SIBS PARTNERSHIP                       100 WESLEY WHITE DRIVE              CARTERET, NJ 07008              21,428
DOUGLAS FUMAGALLI & CHARLENE FUMAGALLI    2343 FAWN LAKE CIRCLE               NAPERVILLE, IL 60564            99,999
FUSA MANAGEMENT PARTNERSHIP
 C/O FRANK UNGARI                         1310 NORTH LEAVITT                  CHICAGO, IL 60622              499,999
HOWARD GAMER                              12 COBBLESTONE COURT                BUFFALO GROVE, IL 60089         14,285
SANDRA GAMER                              12 COBBLESTONE COURT                BUFFALO GROVE, IL 60089         14,285
GARBER ATLAS FRIES & ASSOCIATES, INC.     381 SUNRISE HIGHWAY                 LYNBROOK, NY 11516              60,000
ABRAHAM GARFINKEL                         879 E 27 STREET                     BROOKLYN, NY 11210               1,000
HAROLD GELB                               1675 YORK AVE, APT 3K               NEW YORK, NY 10128-6765         20,000
GEPOPLIDEAU INTERNATIONAL, INC.           20423 STATE ROAD                    BOCA RATON, FL 33498            90,000
JOSEPH M GINDI                            4 MORGAN AVENUE                     DEAL , NJ 07723                 62,500
EDWARD GLUCK                              8 REGENT DRIVE                      LAWRENCE , NY 11559             30,000
MARLENE GOLEMBO TRUST                     2500 NORTH LAKEVIEW AVE, #3202      CHICAGO, IL 60614               28,570
FEIVEL GOTTLIEB                           519 CHAUNCY LANE                    LAWRENCE , NY 11559             20,000
JOSEPH GRAYSON                            525 HICKSVILLE                      FAR , NY 11691                     200
THOMAS GRIECO & JOAN GRIECO JTTEN         P.O. BOX 1132                       WAYNE , IL 60184                20,000
JOHN HAGAN                                5021 COMMONWEALTH AVE               WESTERN SPRINGS, IL 60558       14,285

                                      -22-


JOHN W HARBST & LYNN HARBST JTWROS        1180 LITCHFIELD LANE                BARTLETT , IL 60103             20,000
FRANK J HARITON                           1065 DOBBS FERRY ROAD               WHITE PLAINS, NY 10607         200,000
ABRAHAN HAUPRMAN                          75-40 169TH STREET                  FLUSHING, NY 11366              20,000
KEITH E HINSHAW                           707 BUFFALO DRIVE                   MINOOLA, IL 60447               14,285
WILLIAM HIRMES                            367 SUMMIT AVENUE                   CEDARHURST, NY 11516-1819       20,000
SHERRY HIRSCHMAN                          67-33 172ND STREET                  FLUSHING, NY 11365              20,000
SHERYL B HOWER                            1013 STANTON DRIVE                  NAPERVILLE, IL 60540            28,571
FREDERICK IPPOLITO                        2527 OAK COURT                      SEAFORD, NY 11783               40,000
ROY ISRAEL                                63 SHELTER LANE                     ROSLYN HEIGHTS, NY 11577       150,000
JK FAMILY TRUST                           950 NORTH MICHIGAN AVE, SUITE 2203  CHICAGO, IL 60611               71,428
ELLEN JOSEPH & JOSEPH JOSEPH JT TEN       215 WOODSIDE DRIVE                  HEWLITT , NY 11557              40,000
MORDECAI KAMENETZKY                       1052 HIGHLAND                       WOODMERE, NY 11598               2,400
ELY KATZ                                  98 VIRGINIA                         CLIFTON, NJ 07012                  800
LARRY KATZ                                THREE HICKORY LANE                  NORTHBROOK , IL 60062           21,428
STUART KATZ                               1046 HIGHLAND                       WOODMERE, NY 11598             164,334
LAWRENCE C KELLY                          2201 WEST CRESCENT STREET           PARK RIDGE , IL 60068        2,125,000
JOHN KOSMATA                              769 SOUTH CALUMET ROAD              CHESTERTON, IN 46034            14,285
SUSAN KOZAK                               2033 OLIVE HILL DRIVE               BUFFALO GROVE, IL 60089         14,285
DEBRA KREINBERG                           729 ELVIRA AVE                      FAR, NY 11691                      200
SHELDON KREINBERG                         729 ELVIRA AVE                      FAR , NY 11691                     400
MICHAEL WILLIAM KREIZMAN & MATILDA KREIZMAN  2264 82ND STREET                 BROOKLYN, NY 11214              14,285
MICHAEL KURK C/O MARNI REALTY CORP        310 BROADWAY                        LAWRENCE, NY 11159              20,000
CHARLES LENNON                            635 MADISON AVENUE, 19TH FLOOR      NEW YORK, NY 10022              20,000
GAIL L LEVINE TRUST U/A/D 10/26/99        2132 NORTH WAYNE AVENUE             CHICAGO, IL 60614               12,500
RON LEVINE                                6511 WEST OAKTON                    MORTON GROVE, IL 60053          42,857
STEPHEN LICHTMAN                          21 MERRALL                          DRIVE  LAWRENCE , NY 11559      20,000
DONNA J LUNG & KENNETH R LING JTWROS      2145 COMMON RIDINGS WAY             INVERNESS , IL 60010            14,285
MADISON VENTURE CAPITAL II, INC.          150 EAST 58TH STREET, 24TH FLOOR    NEW YORK, NY 10022             100,000
SHALOM MAIDENBAUM                         132 SPRUCE STREET                   CEDARHURST, NY 11516            60,000
MAVSD LIMITED PARTNERSHIP
   C/O ALBERT FLEISCHMAN                  1823 GERRITSON AVE                  BROOKLYN, NY 12229              20,000
DAVID D MEILAHN & GAIL M MEILAHN JT WROS  7821 IOWA STREET                    RIVER FOREST, IL 60305          14,285
KEITH B MORTON                            18 COUNTRY LANE                     NORTHFIELD, IL 60093            28,570
NOVACORP, LLC                             112 NORTH 1ST AVE, SUITE 201        ST CHARLES, IL 60174           250,000
BARRY NOVICK                              41 PRINCETON DRIVE                  SYOSSET, NY 11791               30,000
MICHAEL O'CONNOR                          5525 SOUTH MOODY STREET             CHICAGO, IL 60638               20,000
JUDD ODZER                                316 DENNIS                          OCEANSIDE, NY 11572              1,200
PETER ORTHOS                              52 STONEHILL DRIVE SOUTH            MANHASSET, NY 11030             14,285
JOHN PAPADIA                              8501 WEST HIGGINS ROAD              CHICAGO, IL 60631               20,000
HARVEY PESTINE                            666 DUNDEE ROAD, SUITE 401          NORTHBROOK, IL 60602            14,285
ZVI PINTER                                1171 OCEAN                          BROOKLYN, NY 11230               1,000
B. POMERANTZ                              28 CEDARHURST                       LAWRENCE , NY 11559            163,533
DAVID POMERANTZ                           251 174TH STREET                    MIAMI, FL 33160                163,533
ROBERT POMERANTZ                          837 IBSEN                           WOODMERE, NY 11598                 800
ROZANN POMERANTZ                          845 GLEN DRIVE                      WOODMERE, NY 11598                 200
ALAN PSATY                                144-32 69TH                         FLUSHING , NY 11367               1000
MARTIN PSATY                              251 174TH                           SUNNY, FL 33160                    400
MICHAEL Y RAGINS                          115 MEADOWBROOK LANE                DEERFIELD, IL 60015             21,428
RKP CAPITAL PARTNERS, LLP                 980 NORTH MICHIGAN AVE, SUITE 1120  CHICAGO , IL 60611           2,600,000
MATTHEW L ROHR                            1344 ADA LANE                       NAPERVILLE, IL 60540            28,500
HOWARD ROSENFELD                          330 KENRIDGE                        LAWRENCE, NY 11559                 800
JUDITH PAUL ROTH, IRA                     775 OAKLEIGH ROAD                   NORTH WOODMERE , NY 11581      120,000
IRVING ROTHSTEIN                          1060 EAST 23RD                      BROOKLYN, NY 11210               1,400
MARY RYAN & THOMAS RYAN JTWROS            9060 TURNBERRY DRIVE                BURR RIDGE , IL 60521           20,000
THOMAS M RYAN                             7642 WEST GREGORY                   CHICAGO , IL 60656              40,000
ROBERT S RYDZ                             7621 WEST GREGORY                   CHICAGO, IL 60656               20,000
THE SBS LIMITED PARTNERSHIP
     C/O MARK SCHINDLER                   330 EAST 75TH STREET, APT 11C       NEW YORK, NY 10021             113,000

                                      -23-


MARK SCHINDLER                            330 EAST 75TH STREET, APT 11C       NEW YORK, NY 10021             400,000
MARK SCHINDLER IRREVOCABLE TRUST          330 EAST 75TH STREET, APT 11C       NEW YORK, NY 10021              52,000
ALAN SCHWARTZ                             6 BROADWAY                          LAWRENCE, NY 11559               1,000
SHEILA SCHWARTZBERG                       181 - 30 HENLEY ROAD                JAMAICA, NY 11432               20,000
NIAOMI SELBST                             1605 OVERLOOK DRIVE                 SILVER SPRING , MD 20903        20,000
BARBARA SEROTA                            300 EAST 74TH STREET, #28F          NEW YORK, NY 10021              50,000
KAREN SHILTZ                              2482 WHITEHALL COURT                AURORA , IL 60148               16,428
AL SILVERMAN                              2830 OCEAN PARKWAY, APT 22G         BROOKLYN, NY 11235              15,000
ROBERT H SLEPOY & LISA SLEPOY JT TEN      41 BARRETT ROAD                     LAWRENCE, NY 11559              40,000
JEROME SNIDER & ELAINE SNIDER JTWROS      3 ARROWOOD TERRACE                  BETHESDA, MD 20817              40,000
DR EUGENE STRICKER                        42 BARRETT ROAD                     LAWRENCE, NY 11559             630,000
CHARLES TAROCHIONE & KATHLEEN
    TAROCHIONE  JT WROS                   9480 BAY COLONY DRIVE, UNIT 1S      DES PLAINES, IL 60016            5,000
GLORIA TEMPCHIN                           2000 GATEWOOD PLACE                 SILVER SPRING, MD 20903         20,000
WILLIAM UNTERSCHUETZ                      5840 NORTH NAGLE                    CHIGAGO, IL 60646               20,000
BARBRA UZAN                               12 YAFFA STREET                     KIRYAT, ISRAEL                   1,000
RICHARD WATT                              4111 DIAMOND COURT                  NAPERVILLE, IL 60564            28,571
JEREMY S WEINSTEIN                        45 HAWTHORNE LANE                   SEA CLIFF, NY 11579             40,000
MURRAY L WELTZ & ANITA WELTZ JT TEN       29 KANSAS AVENUE                    BROOKLYN , NY 11234             20,000
DEBRA WENGROFSKY                          300 EDWARDS                         ROSLYN, NY 11577                   600
TED WENGROFSKY                            467 BARNARD                         CEDARHURST, NY 11516               400
DEBBIE A YOUNG                            6221 KIT CARSON DRIVE               HANOVER PARK, IL 60103           7,142
ERIC ZAIMAN                               1034 ROSE STREET                    FAR, NY 11691                      800
ELLIOT ZEBEDE                             1211 SUNSET PLAZA DRIVE, #217       LOS ANGELES, CA 90069           60,000
ELAINE ZINBERG                            27 BAYBERRY ROAD                    LAWRENCE, NY 11559              60,000

                                  LEGAL MATTERS

Certain legal matters in connection with this offering are being passed upon by the law firm of Heller, Horowitz & Feit, P.C., New York, New York.

                                     EXPERTS

     Our audited financial statements for the fiscal years ended March 31, 2001 and 2000 are included in this prospectus in reliance upon the report of DDK & Co. located at 1500 Broadway, NYC, NY 10036, an independent certified public accounting firm, and upon the authority of said accounting firm as expert in accounting and auditing.

                        AVAILABLE INFORMATIONINFORMATION

          Commencing on the date of this prospectus, we will be subject to the information requirements of the Securities Exchange Act of 1934, as amended. This Act requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy statements and other information we file can be inspected at the Headquarters
Office of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

          Copies of the material we file may be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. at prescribed rates. The Public Reference Room can be reached at (202) 942-8090. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding us. This material can be found at http://www.sec.gov.

                              VX TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

        THREE MONTHS ENDED JUNE 30, 2001 (UNAUDITED) AND 2000 (UNAUDITED)
                     AND YEARS ENDED MARCH 31, 2001 AND 2000

                                                                          PAGE

INDEPENDENT  AUDITORS'  REPORT                                             2


FINANCIAL  STATEMENTS

    CONSOLIDATED  BALANCE  SHEETS  AS  OF  JUNE  30,  2001  (UNAUDITED)
    AND  MARCH  31,  2001                                                  3  -  4

    CONSOLIDATED  STATEMENTS  OF  OPERATIONS  -  THREE  MONTHS
    ENDED  JUNE  30,  2001  (UNAUDITED)  AND  2000 (UNAUDITED) AND
    YEARS  ENDED  MARCH  31,  2001  AND  2000                              5

    CONSOLIDATED  STATEMENTS  OF  CHANGES  IN  SHAREHOLDERS'
    EQUITY  -  THREE  MONTHS  ENDED  JUNE  30,  2001 (UNAUDITED)
    AND  YEARS  ENDED  MARCH  31,  2001  AND  2000                         6

    CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS - THREE
    MONTHS  ENDED  JUNE  30,  2001 (UNAUDITED) AND 2000 (UNAUDITED)
    AND  YEARS  ENDED  MARCH  31,  2001  AND  2000                         7  -  9

    NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS                         10  -  18


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


The  Board  of  Directors
VX  Technologies,  Inc.

We have audited the accompanying consolidated balance sheet of VX Technologies, Inc. and its wholly-owned subsidiary Spent Lamp Recycling Technologies, Inc. as of March 31, 2001, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Spent Lamp Recycling Technologies, Inc. as of March 31, 2000 were audited by other auditors, whose report was dated February 1, 2001.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying consolidated financial statements referred to above present fairly, in all material respects, the financial position of VX Technologies, Inc. and Subsidiary as of March 31, 2001, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ DDK & COMPANY LLP
July  20,  2001


                                      -F2-




                              VX TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                             June 30,  March 31,
                                                               2001      2001
                                                             --------  --------
                                                            (Unaudited)
ASSETS

Current Assets
   Cash                                                      $226,153  $  7,164
   Accounts receivable                                         62,430    49,654
   Due from shareholder                                       117,248         -
   Prepaid expenses and other current assets                    1,500     2,240
                                                             --------  --------
       Total current assets                                   407,331    59,058
                                                             --------  --------
Property and equipment, at cost, less accumulated
   depreciation of $59,351 and $55,298 as of June 30, 2001
   and March 31, 2001, respectively                            51,759    55,812
                                                             --------  --------
Other Assets
   Patents, at cost, less accumulated amortization
      of $8,391 and $5,594 as of June 30, 2001
      and March 31, 2001, respectively                        203,916   195,762
   Trademark, at cost, less accumulated amortization
      of $1,890 and $1,620 as of June 30, 2001
      and March 31, 2001, respectively                          3,510     3,780
   Deposits                                                    42,100     2,500
   Deferred offering costs                                          -     1,887
                                                             --------  --------

      Total other assets                                      249,526   203,929
                                                             --------  --------
      Total assets                                           $708,616  $318,799
                                                             ========  ========

                                      -F3-


                              VX TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                 June 30,     March 31,
                                                                   2001         2001
                                                                -----------  ----------
                                                                (Unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
   Accounts payable and accrued expenses                        $   96,072   $ 213,502
   Loan payable - shareholder                                            -      60,999
   Notes payable                                                         -      33,500
   Private placement deposit                                             -       5,000
                                                                -----------  ----------
      Total current liabilities                                     96,072     313,001
                                                                -----------  ----------
Commitments and contingencies

Shareholders' Equity
   Common stock, $0.00001 par value; authorized 30,000,000
      shares; issued and outstanding 12,164,906 and 9,200,000
      shares as of June 30, 2001 and March 31, 2001,
      respectively                                                     122          92
   Additional paid-in capital                                    1,572,122     858,411
   Deficit                                                        (959,700)   (852,705)
                                                                -----------  ----------
      Total shareholders' equity                                   612,544       5,798
                                                                -----------  ----------
      Total liabilities and shareholders' equity                $  708,616   $ 318,799
                                                                ===========  ==========

                See notes to consolidated financial statements.

                                      -F4-

                              VX TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                        Three Months Ended June 30,    Years Ended March 31,
                                        --------------------------  ------------------------
                                             2001         2000         2001         2000
                                         ------------  -----------  -----------  -----------
                                         (Unaudited)   (Unaudited)

Revenues                                 $   103,317   $   55,722   $  307,984   $  243,035

Cost of revenues                              69,097       45,942      210,187      158,697
                                         ------------  -----------  -----------  -----------
Gross profit                                  34,220        9,780       97,797       84,338
                                         ------------  -----------  -----------  -----------
Operating expenses
   Selling, general and administrative       137,940       27,347      263,452      399,977
   Interest                                    3,275            -            -            -
                                         ------------  -----------  -----------  -----------
   Total operating expenses                  141,215       27,347      263,452      399,977
                                         ------------  -----------  -----------  -----------
Loss from operations                     $  (106,995)  $  (17,567)  $ (165,655)  $ (315,639)
                                         ============  ===========  ===========  ===========
Net loss per common share                $    (.0098)  $   (.0039)  $   (.0315)  $   (.0701)
                                         ============  ===========  ===========  ===========
Weighted - average common shares
   outstanding                            10,927,721    4,500,000    5,259,726    4,500,000
                                         ============  ===========  ===========  ===========

                See notes to consolidated financial statements.

                                      -F5-

                              VX TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                Three Months Ended June 30, 2001 (Unaudited) and
                      Years Ended March 31, 2001 and 2000





                                                   Additional
                            Number of    Common     Paid-in     Deficit      Total
                             Shares      Stock      Capital
                           -----------  --------  -----------  ----------  ----------

Balance, March 31, 1999     4,500,000   $    45   $      955   $(371,411)  $(370,411)

Capital contribution                -         -      200,000           -     200,000

Net loss for year ended
   March 31, 2000                   -         -            -    (315,639)   (315,639)
                           -----------  --------  -----------  ----------  ----------

Balance, March 31, 2000     4,500,000        45      200,955    (687,050)   (486,050)

Issuance of common
   Stock                      200,000         2      199,998           -     200,000

Conversion of debt to
   additional paid-in
   capital                          -         -      378,503           -     378,503

Contribution of stock to
   Treasury                  (527,750)       (5)           5           -           -

Common stock issued in
   exchange for services
   rendered                   527,750         5       33,995           -      34,000

Issuance of common
   Stock                    4,500,000        45       44,955           -      45,000

Net loss for year ended
   March 31, 2001                   -         -            -    (165,655)   (165,655)
                           -----------  --------  -----------  ----------  ----------

Balance, March 31, 2001     9,200,000   $    92   $  858,411   $(852,705)  $   5,798

Issuance of common
   stock, net of offering
   costs of $63,982         2,364,906        24      763,717           -     763,741

Costs and effects of
   reverse acquisition        600,000         6      (50,006)          -     (50,000)

Net loss for three months
   ended June 30, 2001              -         -            -    (106,995)   (106,995)
                           -----------  --------  -----------  ----------  ----------

Balance, June 30, 2001     12,164,906   $   122   $1,572,122   $(959,700)  $ 612,544
                           ===========  ========  ===========  ==========  ==========


                See notes to consolidated financial statements.

                                      -F6-

                              VX TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                            Three Months Ended June 30,  Years Ended March 31,
                                                              ------------------------  ---------------------
                                                                   2001        2000         2001        2000
                                                               ------------  ---------  ----------  ----------
                                                                (Unaudited) (Unaudited)
Operating Activities
   Net loss                                                    $  (106,995)  $(17,567)  $(165,655)  $(315,639)
   Adjustments to reconcile net loss to net cash provided by
      (used in) operating activities
         Common stock issued for services rendered                       -          -      34,000           -
         Depreciation                                                4,053      3,964      15,844      15,858
         Amortization                                                3,067        270       6,674         540
         Changes in operating assets and liabilities
           Accounts receivable                                     (12,776)      (337)    (25,740)     (4,762)
           Prepaid expenses and other current assets                   740          -      (2,240)          -
           Accounts payable and accrued expenses                  (117,430)   321,801      (2,145)    145,450
                                                               ------------  ---------  ----------  ----------

           Net cash provided by (used in) operating activities    (229,341)   308,131    (139,262)   (158,553)
                                                               ------------  ---------  ----------  ----------
Investing Activities
   Acquisition of property and equipment                                 -          -      (1,764)          -
   Acquisition of patents                                          (10,951)         -      (4,200)          -
   Acquisition of trademark                                              -          -           -      (5,400)
   Payment of deposits                                             (42,100)         -      (2,500)          -
                                                               ------------  ---------  ----------  ----------

       Net cash used in investing activities                       (53,051)         -      (8,464)     (5,400)
                                                               ------------  ---------  ----------  ----------

                See notes to consolidated financial statements.

                                      -F7-

                              VX TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)


                                                          Three Months Ended June 30,   Years Ended March 31,
                                                          ---------------------------  ---------------------
                                                                 2001         2000       2001        2000
                                                             ------------  ----------  ----------  ---------
                                                             (Unaudited)  (Unaudited)
Financing Activities
 Cash overdraft                                                       -         (916)      (916)       828
 Payment of deferred offering costs                                   -            -     (1,887)         -
 Loans to officer, net of repayments                           (178,247)      (1,196)  (125,807)   (88,233)
 Proceeds of loans from related parties, net of repayments            -     (303,406)         -     51,358
 Capital contribution                                                 -            -          -    200,000
 Proceeds from notes payable, net of repayments                 (33,500)           -     33,500          -
 Issuance of common stock, net of offering costs of $63,982     763,128            -    245,000          -
 Private placement deposit                                            -            -      5,000          -
 Costs of reverse acquisition                                   (50,000)           -          -          -
                                                             ------------  ----------  ----------  ---------

  Net cash provided by (used in) financing activities           501,381     (305,518)   154,890    163,953
                                                             ------------  ----------  ----------  ---------

Net increase in cash                                            218,989        2,613      7,164         -

Cash - beginning                                                  7,164            -          -         -
                                                             ------------  ----------  ----------  ---------

Cash - end                                                     $226,153      $2,613      $7,164       $-
                                                             ============  ==========  ==========  =========

             See notes to consolidated financial statements.

                                      -F8-

                              VX TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

                                                     Three Months Ended June 30,    Years Ended March 31,
                                                      -------------------------     ---------------------
                                                            2001         2000           2001       2000
                                                         -----------  -----------      ------      -----
                                                         (Unaudited)  (Unaudited)
Supplemental Information
   Interest paid                                          $   3,275      $   -         $     -     $ 5,000
   Income taxes paid                                      $       -      $   -         $     -     $     -

Noncash Transactions
   Acquisition of patents from an affiliated company in
      payment of loans                                    $       -      $   -         $197,156     $    -

   Corporate debt to shareholder contributed to
      additional paid-in capital                          $       -      $   -         $378,503     $    -







             See notes to consolidated financial statements.

                                      -F9-

                              VX TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended March 31, 2001 and 2000 and
                  Three Months Ended June 30, 2001 (Unaudited)


1 - SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Pro  Forma  Presentation

The consolidated financial statements have been prepared on a Pro Forma basis for purposes of registration with the Securities and Exchange Commission ("SEC"). The registrant is Netsitter Corporation ("Netsitter"), a Delaware corporation. The registrant is currently inactive with no assets and no liabilities. Subsequent to June 30, 2001 and prior to the effectiveness of the registration statement, Netsitter will acquire DFR Associates I, Inc., and change its name to VX Technologies, Inc. The financial statements have been prepared as if these events have occurred.

Principles  of  Consolidation

The consolidated financial statements include the accounts of VX Technologies, Inc. ("VX") (formerly Netsitter, Inc.) and its wholly-owned subsidiary Spent Lamp Recycling Technologies, Inc. (SLRT) (collectively, "the Company") with all significant intercompany accounts and transactions eliminated.

Acquisitions  and  Merger

Effective January 25, 2001, DFR Associates I, Inc. ("DFR") entered into an agreement with Netsitter, a publicly held non-trading Delaware corporation, and with two of Netsitter's shareholders who owned 99% of Netsitter's outstanding stock. Pursuant to the agreement, DFR acquired 94% of the outstanding Netsitter stock from the two shareholders for $50,000. Two payments totaling $25,000 have been paid through June 30, 2001, the remaining $25,000 will be paid when the Company's registration statement is declared effective by the SEC and trading commences on the Over the Counter (OTC) Bulletin Board. The purchase price has been reflected as an adjustment to additional paid-in capital. The transaction has been accounted for in the accompanying consolidated financial statements using the purchase method of accounting.

On June 25, 2001, DFR entered into a Plan and Merger Agreement with Netsitter. DFR merged with and into its 94% owned subsidiary Netsitter, with Netsitter being the surviving corporation. DFR's shareholders own approximately 94% of the outstanding shares of Netsitter. The transaction has been reflected in the accompanying consolidated financial statements using the purchase method of accounting.


                                      -F10-

                              VX TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended March 31, 2001 and 2000 and
                  Three Months Ended June 30, 2001 (Unaudited)


1 - SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

Acquisitions  and  Merger  (Continued)

Effective February 1, 2001, DFR acquired 100% of the issued and outstanding stock of SLRT in exchange for 4,700,000 shares of DFR common stock. The combination was accounted for as a pooling of interests. Under the pooling of interests method, the historical costs of the separate assets and liabilities were combined and became the recorded amounts of the assets and liabilities. The separate shareholders' equity accounts were also combined. The combined company has reported its operations for the years ended March 31, 2001 and 2000 as if the combination occurred at inception.

Interim  Financial  Information  (Unaudited)

The interim financial statements of the Company as of June 30, 2001 and for the three months ended June 30, 2001 and 2000, included herein, have been prepared by the Company, without audit, pursuant to the rules and regulations of the SEC. The unaudited interim financial statements include all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the results for the interim periods presented. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements. In the opinion of management, the accompanying unaudited statements reflect all adjustments necessary to present fairly the results of its operations and its cash flows for the three months ended June 30, 2001 and 2000.

Nature  of  Business

DFR was incorporated in December 1999 under the laws of the State of Delaware. SLRT was incorporated in April 1997 under the laws of the State of Illinois. The Company is engaged in processing spent fluorescent lamps into non-toxic components, glass, brass and copper, and removing the toxic mercury vapor. The disposal of spent fluorescent lamps from commercial buildings has been federally regulated since January 6, 2000. Spent fluorescent lamps can no longer be disposed of in landfills. SLRT holds patents on a process for removing the mercury vapor from spent fluorescent lamps, permitting the disposal of the components other than mercury in regular landfills or the resale of the components for reuse in other industrial processes.

Accounts  Receivable

Accounts receivable have been adjusted for all known uncollectible accounts and an additional allowance for doubtful accounts has not been provided, as the amounts are not considered material.


                                      -F11-

                              VX TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended March 31, 2001 and 2000 and
                  Three Months Ended June 30, 2001 (Unaudited)


1 - SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

Revenue  Recognition

Revenue is recognized when the fluorescent light bulbs are processed by the Company.

Property,  Equipment  and  Depreciation

Property and equipment are stated at cost. Major expenditures for property and equipment and those, which substantially increase useful lives, are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and the related accumulated depreciation are removed from the accounts and the resulting gains or losses are included in operations. Depreciation is provided by the straight-line method over the estimated useful lives of the assets.

Trademarks

Trademarks are amortized on a straight-line basis over five years. Amortization expense charged to operations for the years ended March 31, 2001 and 2000 was $1,080 and $540, and for the three months ended June 30, 2001 and 2000 was $270 and $270, respectively.

Patents

Patents are amortized on a straight-line basis over eighteen years, the remaining life of the patents at the time of acquisition. Amortization expense charged to operations for the years ended March 31, 2001 and 2000 was $5,594 and $0, and for the three months ended June 30, 2001 and 2000 was $2,797 and $0, respectively.

Accounting  for  Long-Lived  Assets

The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. At March 31, 2001 and June 30, 2001, the Company believes that there has been no impairment of its long-lived assets.

Deferred  Income  Taxes

The Company recognizes deferred income tax assets and liabilities for the expected future income tax consequences of temporary differences between the carrying amounts and the income tax bases of assets and liabilities and the effect of future income tax planning strategies to reduce any deferred income tax liability.

                                      -F12-

                              VX TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended March 31, 2001 and 2000 and
                  Three Months Ended June 30, 2001 (Unaudited)


1 - SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.




1  -     PROPERTY  AND  EQUIPMENT

Property  and  equipment  is  summarized  as  follows:

                                  Estimated
                                Useful life -
                                    Years        June 30, 2001   March 31, 2001
                                -------------- ----------------  ---------------
                                                   (Unaudited)
Machinery and equipment                      7  $       101,911  $       101,911
Computer equipment                           5            5,927            5,927
Furniture and fixtures                       7            3,272            3,272
                                                ---------------  ---------------
                                                        111,110          111,110
Less: Accumulated depreciation                           59,351           55,298
                                                 --------------  ---------------

                                                 $       51,759  $        55,812
                                                 ==============  ===============

Related depreciation expense for the years ended March 31, 2001 and 2000 was $15,844 and $15,858, respectively, and for the three months ended June 30, 2001 and 2000 was $4,053 and $3,964, respectively.

Effective June 26, 2001, the Company entered into an agreement to purchase a bulb crushing unit for approximately $107,000. As of June 30, 2001, the Company has paid $42,100, which is reflected as a deposit.


3 -  PATENTS

On February 25, 1999, SLRT entered into an agreement with Mag Patent, Inc. ("Mag"), whereby, Mag granted SLRT an exclusive royalty free license for the use of intellectual property and know-how. Mag is the assignee of the patent for the technology and know-how in connection with the recycling process used by the Company. Mag is an affiliated company, in which the former majority shareholder of SLRT was also the sole shareholder of Mag. On September 5, 2000, SLRT acquired the patents from Mag for $197,156. During the year ended March 31, 2001 and the three months ended June 30, 2001, additional patent costs aggregating $4,200 and $10,941, respectively, were incurred.

                                      -F13-

                              VX TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended March 31, 2001 and 2000 and
                  Three Months Ended June 30, 2001 (Unaudited)

4 - SHAREHOLDER  LOANS

At March 31, 2001, the Company has a $60,999 interest free loan payable to a shareholder, which was repaid during the three months ended June 30, 2001.

At June 30, 2001, the Company has a $117,248 interest free loan receivable from the same shareholder. The Company and the shareholder are negotiating terms for an employment contract, which will include repayment terms for the loan receivable.


5 - NOTES  PAYABLE

Notes payable at March 31, 2001 consist of the following loans, which were repaid during the three months ended June 30, 2001:

Notes  payable  with  interest  at  15%,  due  June  15,  2001,
   Unsecured                                                         $  20,000

Note payable with interest at 8%, due on demand, unsecured              10,000

Note  payable  to  a  related  party,  interest  free,  due  upon
   demand,  unsecured                                                    3,500
                                                                     ----------
                                                                     $  33,500
                                                                     ==========
6 - COMMON  STOCK  AND  ADDITIONAL  PAID-IN  CAPITAL

On July 20, 2000, the former majority shareholder of SLRT personally purchased all of the stock owned by the other existing shareholders of SLRT. As part of the agreement, all liabilities owed to these shareholders or their related entities by SLRT were assumed personally by such shareholder. The liabilities transferred to the shareholder approximated $460,000, of which $378,503 was contributed to additional paid-in capital.

On August 1, 2000, the former sole shareholder of SLRT transferred 527,750 shares of common stock of the 1,000,000 shares owned by him to SLRT. These shares were reissued to an individual and a corporation in consideration for $34,000 of legal and financial advisory services.

On August 1, 2000, the board of directors of SLRT approved a 1,000 for 1 stock split for stockholders of record on August 1, 2000. All references to shares in the accompanying financial statements have been adjusted to reflect such stock split, and changes in par value of common stock.

                                      -F14-

                              VX TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended March 31, 2001 and 2000 and
                  Three Months Ended June 30, 2001 (Unaudited)



6 - COMMON  STOCK  AND  ADDITIONAL  PAID-IN  CAPITAL  (Continued)

DFR was capitalized during the year ended March 31, 2001 by the issuance of 4,500,000 shares of common stock.

During the three months ended June 30, 2001, DFR had two private placement offerings that raised funds aggregating $763,741, net of offering costs of $63,982, in exchange for the issuance of 2,364,906 shares of common stock. Common stock was increased by $24 and additional paid-in capital was increased by $763,717.

Each share of common stock of DFR issued and outstanding prior to the merger and acquisition with Netsitter was changed and converted into one share of common stock of Netsitter. The shares of Netsitter that were owned by DFR were cancelled and returned to the status of authorized but unissued shares. The 300,000 shares of common stock of Netsitter that were issued and outstanding prior to the merger, not owned by DFR, remained issued and outstanding and each share was converted into two shares of common stock.


7 - DEFERRED  INCOME  TAXES

At March 31, 2001, the Company has recorded a deferred tax asset of approximately $189,000, reflecting the benefit of approximately $487,000 in net operating loss carryforwards, which expire in years 2018 through 2021, less a 100% allowance of $189,000. Realization is dependent on generating sufficient taxable income prior to the expiration of the loss carryforwards. Realization is not assured. The amount of the deferred tax asset considered realizable, however, could change in the near term if estimates of future taxable income during the carryforward period change.


8 - COMMITMENTS  AND  CONTINGENCIES

Operating  Leases

On August 10, 2000, SLRT signed a lease for office space for one year beginning September 1, 2000 at an annual rent of $26,400. SLRT vacated these premises in May 2001. Effective June 1, 2001, SLRT entered into a 23 month operating lease, expiring April 30, 2003, for the rental of office space in Park Ridge, Illinois. SLRT is also obligated under operating leases for the use of two trucks, which expire at various dates through July 2004. Approximate annual minimum rental payments are as follows:

                                      -F15-

                              VX TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended March 31, 2001 and 2000 and
                  Three Months Ended June 30, 2001 (Unaudited)

8  -     COMMITMENTS  AND  CONTINGENCIES(Continued)


Operating  Leases  (Continued)


Twelve Months Ending
       June 30,        Office   Trucks    Total
---------------------  ------  --------  -------

2002                   $18,000  $11,760  $29,760
2003                    15,000    8,820   23,820
2004                         -    5,880    5,880
2005                         -      490      490
                       ------- --------  -------

                       $33,000  $26,950  $59,950
                      ========  =======  =======

Union  Agreements

The Company has a collective bargaining agreement expiring January 7, 2004, with Local 707 Professional, Technical and Clerical Employees Union, an affiliate of the National Production Workers Union. Health and welfare and severance benefits are provided in accordance with the collective bargaining agreement through monthly contributions to the funds as required by the agreement.

The Company also has a collective bargaining agreement expiring on October 31, 2003, with Local 707 Truck Drivers, Chauffeurs, Warehousemen and Helpers Union, an affiliate of the National Production Workers Union. The agreement covers rates of pay, hours of work and conditions of employment. Health and welfare and severance benefits are provided in accordance with the agreement through monthly contributions to the funds as required by the agreement.

Pension benefits to union employees are provided in accordance with the respective collective bargaining agreements between the unions and the Company, through monthly contributions to the fund as required by the agreements. Under the Multi-employers Pension Plan Amendment Act of 1980, withdrawing employers are liable for their allocable share of the plan's unfunded vested liability. The amount of such contingent liability, if any, is not determinable at present.

Consulting  Agreements

The Company has a 12-month consulting agreement, commencing May 2001, for general business advice. The $4,000 monthly fee for this service consists of payments of $2,000 plus $2,000 of stock at $.35 per share until the Company trades publicly, at which time the price per share shall be the prior month's average selling price, less 15%.


                                      -F16-

                              VX TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended March 31, 2001 and 2000 and
                  Three Months Ended June 30, 2001 (Unaudited)


8 - COMMITMENTS  AND  CONTINGENCIES  (Continued)

Consulting  Agreements  (Continued)

The Company has a five-year consulting agreement with related parties, commencing May 2001, for general business advice. The fee for this service is $7,000 per month. Subsequent to June 30, 2001, the Company and the related parties agreed to suspend the monthly fee for a six-month period beginning September 1, 2001. The five year consulting agreement will be extended for an additional six months.

Purchase  Service  Agreement

Effective April 12, 2000, the Company has a five-year purchase service agreement with Rumpke of Ohio, Inc., Rumpke of Kentucky, Inc., and Rumpke of Indiana, Inc. (collectively "Rumpke"). The Company provides Rumpke with technology for the recycling of spent mercury containing lamps, the related equipment and trained operators to the customers of Rumpke. The agreement provides that the Company shall not service or offer to service customers of any waste management entity other than Rumpke in the Rumpke operating areas as defined in the agreement.

Litigation

During 1998, SLRT entered into a real estate sales contract to purchase land and building for its operations at a later date. Such agreement required the property to be leased currently by SLRT until the purchase would take place. SLRT moved into the premises in November 1997 and paid rent for a few months until problems with the building were discovered. The seller was approached by SLRT to remedy the problems. SLRT decided to stop paying rent because the problems were never resolved. SLRT was informed by the seller that the building was being sold to another party. During the year ended March 31, 2000, SLRT was sued by the seller for back rent and damages. At March 31, 2000, a loss provision of $77,000 had been accrued. Effective June 7, 2001, there was a satisfaction of judgment whereby SLRT was ordered to pay $55,000 in exchange for a release of all claims and a dismissal of the matter.

SLRT was also sued by a company, from whom it purchased equipment, for non-payment, plus damages. SLRT had initially recorded a provision of $42,364. At March 31, 2000, an additional loss provision of $7,636 had been accrued. Effective April 2001, there was a satisfaction of judgment whereby SLRT was ordered to pay $42,364 in exchange for a release of all claims and a dismissal of the matter.

Economic  Dependency

Sales to one customer aggregated approximately 32% of sales for the three months ended June 30, 2001 and 34% of sales for the year ended March 31, 2001.

                                      -F17-

                              VX TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended March 31, 2001 and 2000 and
                  Three Months Ended June 30, 2001 (Unaudited)


8 -  COMMITMENTS  AND  CONTINGENCIES  (Continued)

Accounts receivable from one customer aggregated approximately 30% of accounts receivable at June 30, 2001.

Accounts receivable from three customers aggregated approximately 64% of accounts receivable at March 31, 2001.

Accounts payable to three vendors aggregated approximately 61% of accounts payable at June 30, 2001.

Accounts payable to two vendors aggregated approximately 30% of accounts payable at March 31, 2001.








                                      -F18-

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION THAT WE REFER YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION THAT IS DIFFERENT . YOU SHOULD NOTE THAT EVEN THOUGH YOU RECEIVED A COPY OF THIS PROSPECTUS, THERE MAY HAVE BEEN CHANGES IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR
SOLICITATION  IS  NOT  AUTHORIZED           5,000,000  SHARES  OF  COMMON  STOCK


TABLE  OF  CONTENTS                          PAGE

Risk  Factors                                 3                                         12,164,906 SHARES OF COMMON STOCK
Special  Note  Regarding
  Forward-Looking  Statements                 8
Summary  Historical  Financial
  Information                                 9                                                VX TECHNOLOGIES, INC.
Plan of Operations                            9
Use of Proceeds                               13
Business                                      14
Management                                    27
Security  Ownership  of  Certain
  Beneficial  Owners  and  Management         29
Executive  Compensation                       30
Certain  Relationships                                                                              PROSPECTUS
  and  Related  Transactions                  30
Disclosure  of  Commission  Position
 on  Indemnification  for  Securities
  Act  Liability                              31
Description  of  Securities                   26
Plan  of  Distribution                        33
Selling  Stockholders                         33
Legal  Matters                                47
Experts                                       47
Available  Information                        47
Index  to  Financial  Statements              F1-18
                                                                                                 _____________  ,  2001

                                    PART II

  INFORMATION NOT REQUIRED IN PROSPECTUSINFORMATION NOT REQUIRED IN PROSPECTUS


ITEM  13.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION
              ------------------------------------------------

          The following statement sets forth the estimated expenses in connection with the offering described in the Registration Statement, all of which will be borne by the Registrant.

Securities  and  Exchange  Commission  Fee        $   1,064
Accountants'  Fees                                $  15,000
Legal  Fees                                       $  10,000
Company's  Administrative  Expense                $   3,500
Printing  and  engraving                          $   3,000
Miscellaneous                                     $   2,000

                              Total               $  34,564

ITEM  14.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.
              ----------------------------------------------

          Section 145 of the Delaware General Corporation Law, as amended, authorizes the Company to Indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being a director or officer of the Company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Company's Certificate of Incorporation contains provisions relating to the indemnification of director and officers and the Company's By-Laws extends such indemnities to the full extent permitted by Delaware law.

          The Company may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which the Company could not indemnify such persons.

ITEM  15.     RECENT  SALES  OF  UNREGISTERED  SECURITIES
              -------------------------------------------

     On March 19, 1999, upon inception of the Company, the two founders purchased an aggregate of 4,990,000 shares at par value. These shares were issued pursuant to the exemption from registration contained in Section 4(2). 4,700,000 of these shares were cancelled when we merged with DFR Associates I, Inc. in July 2001.

     From March 24, 1999 through March 31, 1999, an aggregate of 10,000 shares were sold at a price of $.10 per share to friends and associates of our former founders pursuant to the exemption contained in Regulation D, Rule 504.

     In July 2001, we issued an aggregate of 11,564,906 shares to the former shareholders of DFR Associates I, Inc. pursuant to a merger and reorganization. These shares were issued pursuant to the exemption from registration contained in Section 4(2). As part of the merger, immediately prior to the issuance of the 11,564,906 share to the former shareholders of DFR Associates I, Inc. the Company split its common shares, giving each shareholder one extra share for each share owned.

ITEM  16.          EXHIBITS  AND  FINANCIAL  STATEMENTS  SCHEDULES.
                   ------------------------------------------------

     3.1     Certificate  of  Incorporation,  as  amended
     3.2     By-Laws
     4.1     Specimen  Common  Stock  Certificate
       5     Opinion  of  Heller,  Horowitz  &  Feit,  P.C.
    10.1     Lease
    10.2     Rumpke  Agreement
    10.3     Agreement  and  Plan  of  Reorganization
    10.4     Consulting  Agreement
    10.5     Consulting  Agreement  Amendment
    10.6     Form  of  stockholder  lockup
    10.7     Form  of  management  stockholder  lockup
    23.1     Consent  of  Heller,  Horowitz  &  Feit,  P.C.
             (included  in  the  Opinion  filed  as  Exhibit  5)
    23.2     Consent  of  DDK  &  Company  LLP.
    23.3*    Feldman  Sherb  &  Co.  PC

______
* To be filed by amendment


ITEM  17.     UNDERTAKINGS.
              ------------

         The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (iv) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                              SIGNATURES

       In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this registration statement  or  amendment  to  be signed on its behalf by the undersigned, in the
City  of _______on  the  ______  day  of          ,  2001.

                         VX  TECHNOLOGIES,  INC.


       By: /s/ Lawrence C. Kelly
           Laurence  C.  Kelly,  President

           In accordance with the requirements of the Securities Act, this registration statement or amendment was signed by the following persons in the capacities and on the dates stated:

          SIGNATURE                    TITLE                        DATE
          ---------                    -----                        ----


By:    /s/Lawrence C. Kelly          President  and  Director  November 8, 2001
          Laurence  C.  Kelly


By:                                  Director                            , 2001
       Carl  Frank,  Esq.


By:    /s/ Frank J. Hariton          Secretary  and  Director  November 8, 2001
       Frank  J.  Hariton,  Esq.


By:                                   Director                           , 2001
       Seymour  Kessler,  D.P.M


By:    /s/ Eugene Stricker            Director                 November 8, 2001
       Dr.  Eugene  Stricker


By:    /S/ Frank Anthony Contaldo     Director                 November 8, 2001
       Frank  Anthony  Contaldo